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                                                                 Exhibit 99.6

                                CV THERAPEUTICS, INC.

                              NONSTATUTORY STOCK OPTION
                     (NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN)


1 ~, Optionee:

    CV Therapeutics, Inc. (the "Company"), pursuant to its Non-Employee Directors' Stock Option Plan (the "Plan") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's Non-Employee Directors (as defined in the Plan).

    The details of your option are as follows:

    1. The total number of shares of Common Stock subject to this option is 2~ (3~). Subject to the limitations contained herein, each option shall become exercisable as to thirty-three and thirty-three one-hundredths percent (33.33%) twelve (12) months from the date of grant and then at the rate of two and seventy-seven one hundreths percent (2.77%) per month over the next twenty-four (24) months such that the option shall be one hundred percent (100%) vested thirty-six (36) months from the Vesting Start Date.

    2. The exercise price of this option is 4~ (5~) per share, being the Fair Market Value of the Common Stock on the date of grant of this option (as defined in the Plan).

    3. (a) This option may be exercised, to the extent specified in the Plan, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to paragraph 6 of the Plan. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

         (b) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option or the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise.

         (c) By exercising this option you agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act of 1933, as amended, as may be requested by the Company or the representative of the underwriters.


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    4.   Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

    5. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

    Dated the 6~.

                                       Very truly yours,

                                       CV THERAPEUTICS, INC.



                                       By:
                                           --------------------------------
                                            Duly authorized on behalf
                                            of the Board of Directors



ATTACHMENTS:

Non-Employee Directors' Stock Option Plan
Notice of Exercise


                                       2.

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The undersigned:

    (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan;

    (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock options plans of the Company, and (ii) the following agreements only:

         NONE
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                        (Initial)

         OTHER
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                             1~, Optionee

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                             Address


                                        3.



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                               NOTICE OF EXERCISE
                   (Non-Employee Directors' Stock Option Plan)


CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA  94304                     Date of Exercise:
                                                          ----------------


Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


     Stock option dated:
                                         -----------------------

     Number of shares as
     to which option is
     exercised:
                                         -----------------------

     Certificates to be
     issued in name of:
                                         -----------------------

     Total exercise price:              $
                                         -----------------------

     Cash payment delivered
     herewith:                          $
                                         -----------------------

     Value of ______ shares of
     CV Therapeutics, Inc. common
     stock delivered herewith(1):       $
                                         -----------------------


     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the CV Therapeutics, Inc. Non-Employee Directors' Stock Option Plan,


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(1)  Shares must meet the public trading requirements set forth in the option.
Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

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(ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

     I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Act and any applicable state securities laws.

     I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

     I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act (the "Effective Date") as may be requested by the Company or the representative of the underwriters. For purposes of this restriction I will be deemed to own securities that (i) are owned directly or indirectly by me, including securities held for my benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by me within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for my brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which I am

                                      2.

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a stockholder, partner or beneficiary, but only to the extent of my proportionate interest therein as a stockholder, partner or beneficiary thereof. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                   Very truly yours,



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                                   Signature



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                                   Print Name


                                   Address:
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                                  3.